Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Varvara Alva	Steve Nolan
630-647-7460	630-647-1074
ir@gogoair.com	pr@gogoair.com

Gogo Announces Third Quarter 2014 Results

Record quarterly revenue up 22 percent to $104 million

ITASCA, Ill., November 10, 2014 – Gogo Inc. (Nasdaq: GOGO), a leading global aero communications service provider, today announced its financial results for the quarter ended September 30, 2014.

Gogo reported record third quarter revenue of $104.0 million, up 22% year-over-year. Adjusted EBITDA for Q3 2014 was $1.2 million, down from $2.0 million in Q3 2013, reflecting continued revenue and profitability growth in the combined CA-NA and BA segments offset by increased investment in CA-ROW. Net loss attributable to common stock for Q3 2014 was $24.9 million, or $0.29 per share, compared to $18.7 million, or $0.22 per share, in Q3 2013.

“We had another strong quarter as we announced airline partnerships with Virgin Atlantic and Vietnam Airlines, signed agreements with Air Canada and AeroMexico, and in October, announced that we expanded our partnership with United Airlines to include its regional jet fleet. Furthermore, we delivered our first $100 million revenue quarter and took major steps towards monetizing everyone on the plane by launching our wireless entertainment and text messaging solutions,” said Gogo’s President and CEO, Michael Small. “We are also extremely pleased that our next generation 2Ku global satellite connectivity technology has already gained significant traction in the market, with long-term commitments from two airlines and plans to conduct trials on three others. With our technology leadership, scale, operational expertise, and broad suite of communication solutions, Gogo is well positioned for long-term growth,” added Mr. Small.

Third Quarter 2014 Consolidated Financial Results

•	Revenue increased to $104.0 million, up 22% from $85.4 million in Q3 2013. Service revenue increased 28% to $81.6 million and equipment revenue increased 4% to $22.4 million year-over-year.

•	Combined segment profit of CA-NA and BA for Q3 2014 increased to $20.5 million, up 57% from $13.0 million in Q3 2013, driven by strong service revenue growth in both segments and improved operating leverage in CA-NA. Combined segment profit of CA-NA and BA as a percentage of those segments’ combined revenue increased to 20% for Q3 2014, up from 15% for Q3 2013.

•	Adjusted EBITDA for Q3 2014 was $1.2 million, down slightly from $2.0 million for Q3 2013, as a result of increased investment in CA-ROW.

•	Cash CAPEX, see below “Definition of Non-GAAP Measures”, increased to $29.8 million from $24.5 million in Q3 2013, driven by the build-out of our new BA headquarters and the purchase of our new test plane.

•	As of September 30, 2014, Gogo had cash and cash equivalents of $243.2 million.

Third Quarter 2014 Business Segment Financial Results

•	Commercial Aviation—North America (CA-NA)

•	We ended the quarter with 2,044 aircraft online, up 33 from 2,011 at September 30, 2013. Compared to June 30, 2014, the number of aircraft online at September 30, 2014 was down 14 due to de-installations of aircraft retired by some of our airline partners.

•	Average monthly service revenue per aircraft online (ARPA) increased to $10,134, up 22% from $8,338 in Q3 2013, driven by a 7% increase in take rate to 6.2% and an 8% increase in average revenue per session (ARPS) to $11.43 as a result of price increases and changes in product mix.

•	Total revenue increased to $63.3 million, up 25% from $50.6 million in Q3 2013.

•	Segment profit increased to $5.5 million, up $7.1 million from a segment loss of $1.6 million in Q3 2013, due to strong service revenue growth and improved operating leverage. Segment profit as a percentage of segment revenue was 9% in Q3 2014.

•	Business Aviation (BA)

•	We ended the quarter with 2,637 ATG systems online, up 43% from 1,847 at September 30, 2013, and 5,322 satellite systems online, up 4% from 5,127 at September 30, 2013.

•	Service revenue increased to $18.9 million, up 38% from $13.7 million in Q3 2013, driven by an increase in ATG and satellite systems online and higher average monthly service revenue per aircraft online for both ATG and satellite service.

•	Equipment revenue increased to $21.4 million, up $0.3 million from $21.1 million in Q3 2013, as higher satellite and Universal Cabin System equipment revenue was partially offset by lower ATG equipment revenue.

•	Total revenue increased to $40.2 million, up 16% from $34.8 million in Q3 2013.

•	Segment profit increased to $15.0 million, up 2% from $14.6 million in Q3 2013, while segment profit as a percentage of segment revenue decreased to 37% in Q3 2014, down from 42% in Q3 2013. Segment profit was impacted by a write-off of obsolete inventory related to legacy satellite systems, changes in product mix, and higher expense related to the development of our next generation technologies.

•	Commercial Aviation—Rest of World (CA-ROW)

•	We ended the quarter with 35 aircraft online versus 19 aircraft online at June 30, 2014, as we continued to expand our Ku-band satellite connectivity service on Delta and JAL. We expect to end 2014 near the midpoint of our previous guidance of 50 to 100 CA-ROW aircraft online.

•	Segment loss increased to $19.4 million from a segment loss of $11.0 million in Q3 2013, due primarily to increased satellite transponder and teleport fees and expenses related to the development and certification of our next generation products and technologies.

Recent Developments

•	Virgin Atlantic became our first European airline partner and selected 2Ku as the connectivity solution for its fleet.

•	United Airlines selected Gogo to provide in-flight internet and wireless entertainment service on more than 200 of United’s two-cabin regional jets and will be trialing our 2Ku solution on five of their Premium Service aircraft.

•	We launched “Delta Studio” with Delta Air Lines, a custom wireless in-flight entertainment product leveraging the Gogo Vision platform, to offer a unique in-flight entertainment experience to Delta passengers.

•	We signed a definitive agreement with AeroMexico to provide in-flight internet and wireless inflight entertainment service on at least 58 aircraft, of which at least 20 will be equipped with our 2Ku technology.

•	We signed a definitive agreement with Air Canada to provide in-flight connectivity on its entire North American fleet.

•	Vietnam Airlines selected Gogo to provide in-flight connectivity to its Boeing 787 fleet of aircraft and a majority of their Airbus A350 aircraft, a partnership that further builds our Asian franchise.

•	Gogo and T-Mobile entered into a contract to provide free in-flight texting to T-Mobile customers on commercial flights across the U.S.

•	We received STCs from the FAA to install our Ku-band satellite technology on Boeing 757-200 and 767-400 aircraft operated by Delta Air Lines, bringing our total STCs for international aircraft to nine.

•	Gogo Business Aviation, formerly known as Aircell, partnered with Dassault to provide a factory approved solution to help Falcon operators comply with emerging FANS (Future Air Navigation System) mandates.

Business Outlook

For the full year ending on December 31, 2014, overall guidance for total revenue and Adjusted EBITDA remains unchanged. We expect total revenue of $400 million to $422 million and full year Adjusted EBITDA at the low end of the range of $8 million to $18 million. We now expect Cash CAPEX of $100 million to $120 million, down $5 million from previous guidance.

“Our strong revenue growth coupled with the multiple wins across geographies, technologies, and product offerings give us great momentum heading into the fourth quarter and next year. We are building a truly global business and investing for future growth. We are excited about the opportunities that lie ahead as we execute on our mission to be the trusted aero-communications service provider to the global aviation industry,” commented Mr. Small.

Conference Call

The third quarter conference call will be held on November 10th, 2014 at 8:30 a.m. ET. A live webcast of the conference call, as well as a replay, will be available online on the Investor Relations section of the company’s website at http://ir.gogoair.com. Participants can also access the call by dialing (844) 464-3940 (within the United States and Canada) or (765) 507-2646 (international dialers) and entering conference ID number 19185268.

Non-GAAP Financial Measures

We report certain non-GAAP financial measurements, including Adjusted EBITDA, Adjusted Net Loss, Adjusted Net Loss Per Share and Cash CAPEX in the supplemental tables below. Management uses Adjusted EBITDA and Cash CAPEX for business planning purposes, including managing our business against internally projected results of operations and measuring our performance and liquidity. Management prepares Adjusted Net Loss and Adjusted Net Loss Per Share for investors, securities analysts and other users of our financial statements for use in evaluating our performance under our current capital structure. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies. Adjusted EBITDA, Adjusted Net Loss, Adjusted Net Loss Per Share and Cash CAPEX are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation to net loss attributable to common stock, and the explanatory footnotes regarding those adjustments, (ii) use Adjusted EBITDA, Adjusted Net Loss and Adjusted Net Loss Per Share in addition to, and not as an alternative to, net loss attributable to common stock as a measure of operating results, and (iii) use Cash CAPEX in addition to, and not as an alternative to, consolidated capital expenditures when evaluating our liquidity.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release and related comments by our management include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the loss of, or failure to realize benefits from, agreements with our airline partners; any inability to timely and efficiently roll out our technology roadmap for any reason, including regulatory delays, or the failure by our airline partners to roll out equipment upgrades or new services or adopt new technologies in order to support increased network capacity demands; the loss of relationships with original equipment manufacturers or dealers; our ability to develop network capacity sufficient to accommodate demand; unfavorable economic conditions in the airline industry and/or the economy as a whole; our ability to expand our international or domestic operations, including our ability to grow our business with current and potential future airline partners; an inability to compete effectively with other current or future providers of in-flight connectivity services and other products and services that we offer, including on the basis of price, service performance and line-fit availability; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; our ability to successfully develop and monetize new products and services, including those that were recently released, are currently being offered on a limited or trial basis, or are in various stages of development; our ability to deliver products and services, including newly developed products and services, on schedules consistent with our contractual commitments to customers; the effects, if any, on our business of historical or future airline mergers, including the recent merger of American Airlines and U.S. Airways; a revocation of, or reduction in, our right to use licensed spectrum or grant of a license to use air-to-ground spectrum to a competitor; our use of open source software and licenses; the effects of service interruptions or delays, technology failures, material defects or errors in our software or damage to our equipment; the limited operating history of our CA-NA and CA-ROW segments; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll-out of our technology roadmap or our international expansion; compliance with U.S. and foreign government regulations and standards, including those related to the installation and operation of satellite equipment and our ability to obtain and maintain all necessary regulatory approvals to install and operate our equipment in the U.S. and foreign jurisdictions; our, or our technology suppliers’, inability to effectively innovate; costs associated with defending pending or future intellectual property infringement and other litigation or claims; our ability to protect our intellectual property; any negative outcome or effects of pending or future litigation; limitations and restrictions in the agreements governing our indebtedness and our ability to service our indebtedness; our ability to obtain additional financing on acceptable terms or at all; fluctuations in our operating results; our ability to attract and retain customers and to capitalize on revenue from our platform; the demand for and market acceptance of our products and services; changes or developments in the regulations that apply to us, our business and our industry; the attraction and retention of qualified employees and key personnel; the effectiveness of our marketing and advertising and our ability to maintain and enhance our brands; our ability to manage our growth in a cost-effective manner and integrate and manage acquisitions; compliance with anti-corruption laws and regulations in the jurisdictions in which we operate, including the Foreign Corrupt Practices Act and the (U.K.) Bribery Act 2010; restrictions on the ability of U.S. companies to do business in foreign countries, including, among others, restrictions imposed by the OFAC; and difficulties in collecting accounts receivable.

Additional information concerning these and other factors can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this press release ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Gogo

Gogo is a leading global aero-communications service provider that offers in-flight Internet, entertainment, text messaging, voice and a host of other communications-related services to the commercial and business aviation markets. Gogo has more than 2,000 commercial aircraft equipped with its services on more than 10 major airlines. More than 6,000 business aircraft are also flying with its solutions, including the world’s largest fractional ownership fleets. Gogo also is a factory option at every major business aircraft manufacturer.

Gogo has more than 800 employees and is headquartered in Itasca, IL, with additional facilities in Broomfield, CO, and various locations overseas. Connect with us at www.gogoair.com and business.gogoair.com.

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Service revenue	$81,586	$63,790	$233,042	$180,725
Equipment revenue	22,449	21,589	66,216	54,845

Total revenue	104,035	85,379	299,258	235,570
Operating expenses:
Cost of service revenue (exclusive of items shown below)	42,747	35,191	123,942	92,296
Cost of equipment revenue (exclusive of items shown below)	11,906	9,614	30,519	25,391
Engineering, design and development	16,193	11,322	46,081	35,940
Sales and marketing	10,354	7,608	28,083	21,298
General and administrative	21,102	18,878	58,529	49,687
Depreciation and amortization	17,016	13,664	47,585	41,218

Total operating expenses	119,318	96,277	334,739	265,830

Operating loss	(15,283)	(10,898)	(35,481)	(30,260)

Other (income) expense:
Interest income	(11)	(14)	(35)	(47)
Interest expense	9,370	7,490	23,999	21,780
Fair value derivative adjustment	—	—	—	36,305
Other expense (income)	(35)	(2)	28	(2)

Total other expense	9,324	7,474	23,992	58,036

Loss before incomes taxes	(24,607)	(18,372)	(59,473)	(88,296)
Income tax provision	292	346	954	888

Net loss	(24,899)	(18,718)	(60,427)	(89,184)
Class A and Class B senior convertible preferred stock return	—	—	—	(29,277)
Accretion of preferred stock	—	—	—	(5,285)

Net loss attributable to common stock	$(24,899)	$(18,718)	$(60,427)	$(123,746)

Net loss attributable to common stock per share—basic and diluted	$(0.29)	$(0.22)	$(0.71)	$(3.48)

Weighted average number of shares—basic and diluted	85,226	84,097	85,103	35,521

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$243,206	$266,342
Accounts receivable, net of allowances of $233 and $162, respectively	36,504	25,690
Inventories	17,246	13,646
Prepaid expenses and other current assets	12,367	16,287

Total current assets	309,323	321,965

Non-current assets:
Property and equipment, net	327,707	265,634
Intangible assets, net	78,122	72,848
Goodwill	620	620
Long-term restricted cash	7,899	5,418
Debt issuance costs	12,017	12,969
Other non-current assets	9,298	9,546

Total non-current assets	435,663	367,035

Total assets	$744,986	$689,000

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$28,425	$22,251
Accrued liabilities	49,795	49,146
Accrued airline revenue share	11,571	9,958
Deferred revenue	19,064	11,718
Deferred airborne lease incentives	11,645	9,005
Current portion of long-term debt and capital leases	9,399	7,887

Total current liabilities	129,899	109,965

Non-current liabilities:
Long-term debt	304,661	235,627
Deferred airborne lease incentives	66,995	53,012
Deferred tax liabilities	6,391	5,770
Other non-current liabilities	18,126	14,436

Total non-current liabilities	396,173	308,845

Total liabilities	526,072	418,810

Stockholders’ equity
Common stock	9	8
Additional paid-in-capital	880,828	871,325
Accumulated other comprehensive loss	(778)	(425)
Accumulated deficit	(661,145)	(600,718)

Total stockholders’ equity	218,914	270,190

Total liabilities and stockholders’ equity	$744,986	$689,000

Gogo Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended September 30,
	2014	2013
Operating activities:
Net loss	$(60,427)	$(89,184)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	47,585	41,218
Fair value derivative adjustment	—	36,305
Loss on asset disposals/abandonments	1,489	79
Deferred income taxes	621	653
Stock compensation expense	6,732	3,168
Amortization of deferred financing costs	2,452	1,993
Changes in operating assets and liabilities:
Accounts receivable	(10,820)	(2,705)
Inventories	(3,600)	(2,739)
Prepaid expenses and other current assets	2,919	(2,867)
Deposits on satellite services	—	(4,774)
Accounts payable	5,406	(1,670)
Accrued liabilities	1,421	6,398
Accrued airline revenue share	1,613	2,634
Deferred airborne lease incentives	13,384	8,118
Deferred revenue	6,129	5,380
Deferred rent	3,660	(48)
Other non-current assets and liabilities	296	613

Net cash provided by operating activities	18,860	2,572

Investing activities:
Proceeds from the sale of property and equipment	32	220
Purchases of property and equipment	(94,941)	(82,981)
Acquisition of intangible assets—capitalized software	(14,572)	(11,034)
Acquisition of Airfone, includes $1.0 million in restricted cash at September 30, 2013	—	(9,344)
(Increase) decrease in restricted cash	(2,500)	323

Net cash used in investing activities	(111,981)	(102,816)

Financing activities:
Proceeds from initial public offering, net of underwriter commissions	—	173,910
Proceeds from credit facility	75,000	113,000
Payment of debt, including capital leases	(6,263)	(4,479)
Payment of additional offering costs	—	(3,660)
Payment of debt issuance costs	(1,500)	(6,975)
Stock option exercises	2,772	580

Net cash provided by financing activities	70,009	272,376

Effect of exchange rate changes on cash	(24)	(17)
Increase (decrease) in cash and cash equivalents	(23,136)	172,115
Cash and cash equivalents at beginning of period	266,342	112,576

Cash and cash equivalents at end of period	$243,206	$284,691

Gogo Inc. and Subsidiaries

Supplemental Information – Key Operating Metrics

Commercial Aviation North America

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Aircraft online	2,044	2,011	2,044	2,011
Average monthly service revenue per aircraft online (ARPA)	$10,134	$8,338	$9,776	$8,168
Gross passenger opportunity (GPO) (in thousands)	82,972	78,980	236,942	221,190
Total average revenue per passenger opportunity (ARPP)	$0.75	$0.63	$0.76	$0.64
Total average revenue per session (ARPS)	$11.43	$10.63	$10.89	$10.45
Connectivity take rate	6.2%	5.8%	6.7%	5.9%

•	Aircraft online. We define aircraft online as the total number of commercial aircraft on which our ATG network equipment is installed and Gogo service has been made commercially available as of the last day of each period presented.

•	Average monthly service revenue per aircraft online (“ARPA”). We define ARPA as the aggregate service revenue for the period divided by the number of months in the period, divided by the number of aircraft online during the period (expressed as an average of the month end figures for each month in such period).

•	Gross passenger opportunity (“GPO”). We define GPO as the estimated aggregate number of passengers who board commercial aircraft on which Gogo service has been available during the period presented. We calculate passenger estimates by taking the maximum capacity of flights with Gogo service, which is calculated by multiplying the number of flights flown by Gogo-equipped aircraft, as published by Air Radio Inc. (ARINC), by the number of seats on those aircraft, and adjusting the product by a passenger load factor for each airline, which represents the percentage of seats on aircraft that are occupied by passengers. Load factors are provided to us by our airline partners and are based on historical data.

•	Total average revenue per passenger opportunity (“ARPP”). We define ARPP as revenue from Gogo Connectivity, Gogo Vision, Gogo Signature Services and other service revenue for the period, divided by GPO for the period.

•	Total average revenue per session (“ARPS”). We define ARPS as revenue from Gogo Connectivity divided by the total number of sessions during the period. A session, or a “use” of Gogo Connectivity, is defined as the use by a unique passenger of Gogo Connectivity on a flight segment. Multiple logins or purchases under the same user name during one flight segment count as only one session.

•	Connectivity take rate. We define connectivity take rate as the number of sessions during the period expressed as a percentage of GPO. Included in our connectivity take-rate calculation are sessions for which we did not receive revenue, including those provided pursuant to free promotional campaigns and, to a lesser extent, as a result of complimentary passes distributed by our customer service representatives or unforeseen technical issues. For the periods listed above, the number of sessions for which we did not receive revenue was less than 3% of the total number of sessions.

Gogo Inc. and Subsidiaries

Supplemental Information – Key Operating Metrics

Business Aviation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Aircraft online
Satellite	5,322	5,127	5,322	5,127
ATG	2,637	1,847	2,637	1,847
Average monthly service revenue per aircraft online
Satellite	$168	$154	$167	$153
ATG	2,081	1,958	2,036	1,923
Units Shipped
Satellite	164	172	436	492
ATG	243	260	717	632
Average equipment revenue per unit shipped (in thousands)
Satellite	$47	$43	$47	$40
ATG	53	52	60	52

•	Satellite aircraft online. We define satellite aircraft online as the total number of business aircraft for which we provide satellite services in operation as of the last day of each period presented.

•	ATG aircraft online. We define ATG aircraft online as the total number of business aircraft for which we provide ATG services in operation as of the last day of each period presented.

•	Average monthly service revenue per satellite aircraft online. We define average monthly service revenue per satellite aircraft online as the aggregate satellite service revenue for the period divided by the number of months in the period, divided by the number of satellite aircraft online during the period (expressed as an average of the month end figures for each month in such period).

•	Average monthly service revenue per ATG aircraft online. We define average monthly service revenue per ATG aircraft online as the aggregate ATG service revenue for the period divided by the number of months in the period, divided by the number of ATG aircraft online during the period (expressed as an average of the month end figures for each month in such period).

•	Units shipped. We define units shipped as the number of satellite or ATG network equipment units, respectively, shipped during the period.

•	Average equipment revenue per satellite unit shipped. We define average equipment revenue per satellite unit shipped as the aggregate equipment revenue earned from all satellite shipments during the period, divided by the number of satellite units shipped.

•	Average equipment revenue per ATG unit shipped. We define average equipment revenue per ATG unit shipped as the aggregate equipment revenue from all ATG shipments during the period, divided by the number of ATG units shipped.

Gogo Inc. and Subsidiaries

Supplemental Information – Segment Revenue and Segment Profit (Loss)(1)

(in thousands, Unaudited)

	For the Three Months Ended September 30, 2014
	CA-NA	CA-ROW	BA	Total
Service revenue	$62,186	$545	$18,855	$81,586
Equipment revenue	1,066	—	21,383	22,449

Total revenue	$63,252	$545	$40,238	$104,035

Segment profit (loss)	$5,526	$(19,360)	$14,955	$1,121

	For the Three Months Ended September 30, 2013
	CA-NA	CA-ROW	BA	Total
Service revenue	$50,044	$51	$13,695	$63,790
Equipment revenue	515	—	21,074	21,589

Total revenue	$50,559	$51	$34,769	$85,379

Segment profit (loss)	$(1,594)	$(11,004)	$14,641	$2,043

	For the Nine Months Ended September 30, 2014
	CA-NA	CA-ROW	BA	Total
Service revenue	$180,464	$867	$51,711	$233,042
Equipment revenue	2,003	—	64,213	66,216

Total revenue	$182,467	$867	$115,924	$299,258

Segment profit (loss)	$17,778	$(55,065)	$46,909	$9,622

	For the Nine Months Ended September 30, 2013
	CA-NA	CA-ROW	BA	Total
Service revenue	$142,196	$1,320	$37,209	$180,725
Equipment revenue	1,500	168	53,177	54,845

Total revenue	$143,696	$1,488	$90,386	$235,570

Segment profit (loss)	$690	$(26,596)	$34,588	$8,682

(1)	Segment profit (loss) is defined as net income (loss) attributable to common stock before interest expense, interest income, income taxes, depreciation and amortization, and certain non-cash charges (including amortization of deferred airborne lease incentives, stock compensation expense, write off of deferred equity financing costs, and, for periods prior to the IPO, Class A and Class B Senior Convertible Preferred Stock return and accretion of preferred stock).

Gogo Inc. and Subsidiaries

Supplemental Information – Segment Cost of Service Revenue(1)

(in thousands, Unaudited)

	For the Three Months Ended September 30,
	2014	2013
CA-NA	$29,503	$25,689
BA	4,767	3,931
CA-ROW	8,477	5,571

Total	$42,747	$35,191

	For the Nine Months Ended September 30,
	2014	2013
CA-NA	$85,461	$72,021
BA	13,886	10,436
CA-ROW	24,595	9,839

Total	$123,942	$92,296

(1)	Excludes depreciation and amortization expense.

Gogo Inc. and Subsidiaries

Supplemental Information – Segment Cost of Equipment Revenue(1)

(in thousands, Unaudited)

	For the Three Months Ended September 30,
	2014	2013
CA-NA	$902	$536
BA	11,004	9,078
CA-ROW	—	—

Total	$11,906	$9,614

	For the Nine Months Ended September 30,
	2014	2013
CA-NA	$2,016	$922
BA	28,503	24,376
CA-ROW	—	93

Total	$30,519	$25,391

(1)	Excludes depreciation and amortization expense.

Gogo Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net loss attributable to common stock (GAAP)	$(24,899)	$(18,718)	$(60,427)	$(123,746)
Interest expense	9,370	7,490	23,999	21,780
Interest income	(11)	(14)	(35)	(47)
Income tax provision	292	346	954	888
Depreciation and amortization	17,016	13,664	47,585	41,218

EBITDA	1,768	2,768	12,076	(59,907)
Fair value derivative adjustments	—	—	—	36,305
Class A and Class B senior convertible preferred stock return	—	—	—	29,277
Accretion of preferred stock	—	—	—	5,285
Stock-based compensation expense	2,914	1,385	6,732	3,168
Amortization of deferred airborne lease incentives	(3,526)	(2,108)	(9,214)	(5,444)

Adjusted EBITDA	$1,156	$2,045	$9,594	$8,684

Adjusted Net Loss and Adjusted Net Loss Per Share:
Net loss attributable to common stock (GAAP)	$(24,899)	$(18,718)	$(60,427)	$(123,746)
Fair value derivate adjustments	—	—	—	36,305
Class A and Class B senior convertible preferred stock return	—	—	—	29,277
Accretion of preferred stock	—	—	—	5,285

Adjusted Net Loss	$(24,899)	$(18,718)	$(60,427)	$(52,879)

Basic and diluted weighted average shares outstanding (GAAP)	85,226	84,097	85,103	35,521
Adjustment of shares to our current capital structure	—	—	—	49,582

Adjusted shares outstanding	85,226	84,097	85,103	85,103

Adjusted Net Loss Per Share – basic and diluted	$(0.29)	$(0.22)	$(0.71)	$(0.62)

Cash CAPEX:
Consolidated capital expenditures (GAAP) (1)	$(40,527)	$(27,906)	$(109,513)	$(94,015)
Change in deferred airborne lease incentives (2)	4,722	1,323	12,610	8,118
Amortization of deferred airborne lease incentives (2)	3,475	2,108	9,005	5,444
Landlord incentives	2,496	—	2,496	—

Cash CAPEX	$(29,834)	$(24,475)	$(85,402)	$(80,453)

(1)	See unaudited condensed consolidated statements of cash flows.
(2)	Excludes deferred airborne lease incentives and related amortization associated with STCs for the three and nine months ended September 30, 2014 as STC costs are expensed as incurred as part of Engineering, Design and Development.

Definition of Non-GAAP Measures

EBITDA represents net income (loss) attributable to common stock before income taxes, interest income, interest expense, depreciation expense and amortization of other intangible assets.

Adjusted EBITDA represents EBITDA adjusted for (i) fair value derivative adjustments, (ii) preferred stock dividends, (iii) accretion of preferred stock, (iv) stock-based compensation expense, (v) amortization of deferred airborne lease incentives and (vi) write off of deferred equity financing costs. Our management believes that the use of Adjusted EBITDA eliminates items that, management believes, have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance.

More specifically, we believe the exclusion of fair value derivative adjustments, Class A and Class B senior convertible preferred stock return and accretion of preferred stock from Adjusted EBITDA is appropriate because we do not believe such items are indicative of ongoing operating performance due to their non-recurring nature as a result of the conversion of all shares of preferred stock into shares of common stock upon consummation of our IPO in June 2013.

Additionally, we believe the exclusion of stock-based compensation expense from Adjusted EBITDA is appropriate given the significant variation in expense that can result from using the Black-Scholes model to determine the fair value of such compensation. The fair value of our stock options as determined using the Black-Scholes model varies based on fluctuations in the assumptions used in this model, including inputs that are not necessarily directly related to the performance of our business, such as the expected volatility, the risk-free interest rate, and the expected life of the options. Therefore, we believe the exclusion of this cost provides a clearer view of the operating performance of our business. Further, stock option grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time. While we believe that investors should have information about any dilutive effect of outstanding options and the cost of that compensation, we also believe that stockholders should have the ability to consider our performance using a non-GAAP financial measure that excludes these costs and that management uses to evaluate our business.

We believe the exclusion of the amortization of deferred airborne lease incentives from Adjusted EBITDA is useful as it allows an investor to view operating performance across time periods in a manner consistent with how management measures segment profit and loss (see Note 14 “Business Segments and Major Customers” for a description of segment profit (loss) in our unaudited condensed consolidated financial statements). Management evaluates segment profit and loss in this manner, excluding the amortization of deferred airborne lease incentives, because such presentation reflects operating decisions and activities from the current period, without regard to the prior period decision or the form of connectivity agreements. See “—Key Components of Consolidated Statements of Operations—Cost of Service Revenue—Commercial Aviation North America” in our 2013 10-K for a discussion of the accounting treatment of deferred airborne lease incentives.

We believe it is useful to an understanding of our operating performance to exclude write off of deferred equity financing costs from Adjusted EBITDA because of the non-recurring nature of this charge.

We also present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides investors, securities analysts and other users of our financial statements with important supplemental information with which to evaluate our performance and to enable them to assess our performance on the same basis as management.

Adjusted Net Loss represents net loss attributable to common stock before fair value derivative adjustments, Class A and Class B senior convertible preferred stock return and accretion of preferred stock. We present Adjusted Net Loss to eliminate the impact of such items because we do not consider those indicative of ongoing operating performance due to their non-recurring nature as a result of the conversion of all shares of preferred stock into shares of common stock in connection with our IPO in June 2013.

Adjusted Net Loss Per Share represents net loss attributable to common stock per share—basic and diluted, adjusted to reflect the number of shares of common stock outstanding as of September 30, 2014 under our current capital structure, after giving effect to the initial public offering and the corresponding conversion of shares of preferred stock outstanding. We present Adjusted Net Loss Per Share to provide investors, securities analysts and other users of our financial statements with important supplemental information with which to evaluate our performance considering our current capital structure and the shares outstanding following our IPO on a consistent basis.

Cash CAPEX represents capital expenditures net of airborne equipment proceeds received from the airlines and incentives paid to us by landlords under certain facilities leases. We believe Cash CAPEX provides a more representative indication of our liquidity requirements with respect to capital expenditures, as under certain agreements with our airline partners we are reimbursed for all or a substantial portion of the cost of our airborne equipment, thereby reducing our cash capital requirements.